Exhibit 23-23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-161489, 333-161489-01 and 333-157769) and Form S-8 (Nos. 333-157768, 333-133645, 333-109623, 333-61992 and 333-47247) of DTE Energy Company of our report dated February 18, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 18, 2011